Thoratec® Reports Fourth Quarter 2014 Results

- Revenue of $128.0 million for the fourth quarter of 2014

- GAAP net income per diluted share of $0.21, and non-GAAP net income per diluted share of $0.39

- Company establishes 2015 guidance for revenue of $450 million to $460 million and net income per diluted share of $0.60 to $0.70 on a GAAP basis and $1.10 to $1.20 on a non-GAAP basis

PLEASANTON, Calif., Feb. 10, 2015 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the fourth quarter of 2014.

"We were pleased with our results in the fourth quarter, which included sequential improvement in overall market growth and our competitive position," said D. Keith Grossman, President and Chief Executive Officer. "I am encouraged by initial progress with our recent organizational and execution related initiatives, and by the sales performance across all of our key geographies," he added.

For the quarter ended January 3, 2015, Thoratec reported revenues of $128.0 million compared to revenues of $128.2 million in the fourth quarter of 2013. Net income on a GAAP basis was $11.8 million, or $0.21 per diluted share, compared with GAAP net income of $13.1 million, or $0.23 per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $21.4 million, or $0.39 per diluted share, compared with non-GAAP net income of $22.1 million, or $0.38 per diluted share, in the same period a year ago.

For the year ended January 3, 2015, revenues were $477.6 million, a decrease of five percent compared to revenues of $502.8 million in the same period a year ago. Net income on a GAAP basis was $50.4 million, or $0.89 per diluted share, compared with GAAP net income of $73.3 million, or $1.26 per diluted share, in the same period a year ago. Non-GAAP net income was $79.7 million, or $1.40 per diluted share, compared with non-GAAP net income of $104.9 million, or $1.80 per diluted share, in the same period a year ago.

"We made significant advancements in our product pipeline during the quarter, including completion of enrollment in the HeartMate III CE Mark trial, substantial enrollment in the safety phase of the HeartMate III IDE in the U.S., and additional cases in the HeartMate PHP CE Mark trial, all of which continues to bring us closer to commercialization of exciting next generation products," Grossman commented. "While we will have significant work over the next few quarters in order to achieve sustained favorable trends, my confidence in the long-term potential of our business remains very high and I look forward to realization of our future opportunities."

Fourth Quarter and Fiscal Year 2014 Financial Results

Thoratec reported revenues of $128.0 million in the fourth quarter of 2014 compared to $128.2 million in the same quarter last year. The fourth quarter of 2014 included the benefit of an extra week, which contributed approximately $8 million of revenue. The HeartMate product line contributed $112.4 million, while the CentriMag product line contributed $12.6 million.

For the year ended January 3, 2015, Thoratec reported revenues of $477.6 million, a decrease of five percent compared to the same period last year. The HeartMate product line contributed $416.0 million to revenues, while the CentriMag product line contributed $50.0 million.

GAAP gross margin in the fourth quarter of 2014 was 65.3 percent compared to 63.7 percent in the same quarter last year. Non-GAAP gross margin, described later in this press release, was 70.5 percent compared to 65.5 percent in the same quarter last year. The increase in GAAP and non-GAAP gross margin was due primarily to reduced warranty-related expense in the fourth quarter of 2014 relative to the prior year period. GAAP gross margin improvement, however, was partially offset by the impairment of purchased intangible assets related to the Apica Structural Heart business.

GAAP operating expenses in the fourth quarter of 2014 were $67.7 million compared to $62.9 million in the same quarter last year. The increase in GAAP operating expenses was due primarily to the write-down of fixed and intangible assets related to DuraHeart II, higher stock-based compensation, other personnel-related costs, and clinical trial expense, partially offset by a favorable re-measurement of contingent consideration. Non-GAAP operating expenses, described later in this press release, were $62.1 million compared to $52.9 million in the same quarter last year. The increase in non-GAAP operating expenses was primarily due to personnel-related costs, the write-down of fixed assets related to DuraHeart II, and clinical trial expense.

The company's GAAP effective tax rate in the fourth quarter of 2014 was 16.9 percent versus 31.5 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 24.0 percent versus 29.6 percent in the same period last year. The decrease in GAAP and non-GAAP effective tax rates was primarily attributable to reduced domestic income and a resulting higher mix of income in foreign jurisdictions, as well as recognition of a full-year benefit from the 2014 federal R&D credit due to legislation enacted in December 2014.

Cash and investments were $234.7 million as of January 3, 2015, compared to $252.9 million as of September 27, 2014, and $310.0 million as of December 28, 2013. During the fourth quarter, the company used $33.3 million of cash to fund share repurchase activity.

GUIDANCE

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company expects fiscal 2015 revenues in a range of $450 million to $460 million. Incorporated into this guidance range are the negative impacts of foreign exchange movements and having one fewer week in fiscal 2015 relative to fiscal 2014, the combined effect of which is approximately $18 million. Guidance for net income per diluted share is a range of $0.60 to $0.70 on a GAAP basis and $1.10 to $1.20 on a non-GAAP basis. Gross margin is expected to be approximately 69.0 percent on a GAAP basis and approximately 70.5 percent on a non-GAAP basis. We expect the effective tax rate to be approximately 29.0 percent on a GAAP basis and approximately 30.0 percent on a non-GAAP basis. The lower effective tax rate on a GAAP basis is due to the higher proportional impact of favorable permanent differences resulting from lower GAAP earnings.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time (4:30 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (913) 312-0648, passcode 9653185. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, February 17, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 9653185.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate and expense, non-GAAP net income, and non-GAAP net income per diluted share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec's core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax-effected impact of share-based compensation expense, the impairment and amortization of purchased intangible assets, acquisition-related contingent consideration adjustments including foreign currency re-measurement, and acquisition-related transaction costs.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense and the impairment and amortization of purchased intangible assets.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, the impairment and amortization of purchased intangible assets, acquisition-related contingent consideration adjustments, and acquisition-related transaction costs.

Non-GAAP other income (expense) consists of GAAP other income (expense) excluding the impact of foreign currency re-measurement related to contingent consideration.

Non-GAAP income tax expense consists of the GAAP income tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the impairment and amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Thoratec management has excluded acquisition-related contingent consideration adjustments, including foreign currency re-measurement, and acquisition-related transaction costs from GAAP results to allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP condensed consolidated balance sheets as of January 3, 2015 and December 28, 2013:

THORATEC CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	January 3, 2015	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 72,814	$ 139,099
Short-term available-for-sale investments	157,664	166,691
Receivables, net of allowances of $1,504 in 2014 and $2,163 in 2013	72,847	71,418
Inventories	62,204	60,293
Deferred tax assets	15,727	15,161
Income tax receivable	10,778	5,733
Prepaid expenses and other assets	12,458	7,272
Total current assets	404,492	465,667
Property, plant and equipment, net	51,231	55,163
Goodwill	225,293	205,764
Purchased intangible assets, net	44,488	36,403
Long-term available-for-sale investments	4,239	4,234
Other long-term assets	34,240	24,476
Total Assets	$ 763,983	$ 791,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 12,662	$ 17,599
Accrued compensation	22,836	22,759
Warranty and related accrual	10,639	9,899
Contingent liabilities, current portion	14,902	6,962
Other accrued liabilities	20,441	17,102
Total current liabilities	81,480	74,321
Long-term deferred tax liability	3,592	2,224
Other long-term liabilities	14,458	12,105
Contingent liabilities, non-current portion	31,656	36,384
Total Liabilities	131,186	125,034
Shareholders' equity:
Common shares: no par, authorized 100,000; issued and outstanding 54,109 in 2014 and 56,904 in 2013	-	-
Additional paid-in-capital	614,577	621,589
Retained earnings	40,242	57,587
Accumulated other comprehensive loss	(22,022)	(12,503)
Total Shareholders' Equity	632,797	666,673
Total Liabilities and Shareholders' Equity	$ 763,983	$ 791,707

The following table includes the GAAP Condensed Consolidated Statements of Operations for the three and twelve month periods ending January 3, 2015 and December 28, 2013:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Product sales	$ 127,961	$ 128,173	$ 477,560	$ 502,821
Cost of product sales	44,455	46,521	161,415	163,552
Gross profit	83,506	81,652	316,145	339,269
Operating expenses:
Selling, general and administrative	34,751	36,926	140,732	144,274
Research and development	32,990	25,959	105,475	97,447
Total operating expenses	67,741	62,885	246,207	241,721
Income from operations	15,765	18,767	69,938	97,548
Other income(expense):
Interest expense	-	-	(24)	(4)
Interest income and other	(1,522)	312	(1,821)	2,211
Income before taxes	14,243	19,079	68,093	99,755
Income tax expense	2,401	6,016	17,702	26,429
Net income	$ 11,842	$ 13,063	$ 50,391	$ 73,326

Net income per share
Basic	$ 0.22	$ 0.23	$ 0.90	$ 1.28
Diluted	$ 0.21	$ 0.23	$ 0.89	$ 1.26

Shares used to compute net income per share:
Basic	54,838	56,989	56,008	57,332
Diluted	55,345	57,940	56,704	58,324

The following table presents our quarterly and annual revenues by source for fiscal 2014 and 2013:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended				Twelve Months Ended
	March 30, 2013	June 29, 2013	September 28, 2013	December 28, 2013	December 28, 2013

Revenue by Product Line
HeartMate	$ 102.9	$ 115.7	$ 112.8	$ 113.0	$ 444.4
CentriMag (1)	10.4	11.5	10.4	11.0	43.3
PVAD & IVAD	3.8	2.7	2.6	3.4	12.5
Other	0.6	0.6	0.6	0.8	2.6
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

Revenue by Category
Pump	$ 84.3	$ 93.5	$ 87.1	$ 90.4	$ 355.3
Non-Pump	32.8	36.4	38.7	37.0	144.9
Other	0.6	0.6	0.6	0.8	2.6
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

Revenue by Geography
United States	$ 92.3	$ 98.8	$ 99.6	$ 99.8	$ 390.5
International	25.4	31.7	26.8	28.4	112.3
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

	Three Months Ended				Twelve Months Ended
	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	January 3, 2015

Revenue by Product Line
HeartMate	$ 110.0	$ 102.0	$ 91.6	$ 112.4	$ 416.0
CentriMag (1)	13.0	13.1	11.3	12.6	50.0
PVAD & IVAD	2.3	2.5	2.4	2.0	9.2
Other	0.4	0.5	0.5	1.0	2.4
Total	$ 125.7	$ 118.1	$ 105.8	$ 128.0	$ 477.6

Revenue by Category
Pump	$ 89.3	$ 81.6	$ 74.2	$ 92.1	$ 337.2
Non-Pump	36.0	36.0	31.1	34.9	138.0
Other	0.4	0.5	0.5	1.0	2.4
Total	$ 125.7	$ 118.1	$ 105.8	$ 128.0	$ 477.6

Revenue by Geography
United States	$ 95.6	$ 94.2	$ 85.7	$ 99.7	$ 375.2
International	30.1	23.9	20.1	28.3	102.4
Total	$ 125.7	$ 118.1	$ 105.8	$ 128.0	$ 477.6

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly and annual HeartMate pump units by geography for fiscal 2014 and 2013:

THORATEC CORPORATION
Quarterly HeartMate Pump Units (1)
(Unaudited)

	Three Months Ended				Twelve Months Ended
Units by Geography	March 30, 2013	June 29, 2013	September 28, 2013	December 28, 2013	December 28, 2013
United States	689	748	713	733	2,883
International	205	277	241	240	963
Total (1)	894	1,025	954	973	3,846

	Three Months Ended				Twelve Months Ended
Units by Geography	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	January 3, 2015
United States	701	670	612	743	2,726
International	263	191	213	291	958
Total (1)	964	861	825	1,034	3,684

(1) Includes implanted units only for HeartMate III prior to regulatory approvals

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
Net income reconciliation	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Net income on a GAAP basis	$ 11,842	$ 13,063	$ 50,391	$ 73,326
Share-based compensation expense:
- Cost of product sales	984	592	2,890	2,365
- Selling, general and administrative	8,484	4,217	21,790	16,897
- Research and development	3,254	1,962	9,629	7,735
Amortization of purchased intangibles:
- Cost of product sales	1,232	1,717	4,459	6,855
- Selling, general and administrative	507	758	2,628	2,999
- Research and development	132	132	529	429
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(7,061)	2,019	(6,304)	5,865
- Research and development	(7,499)	782	(9,221)	849
Acquisition-related transaction costs	143	85	2,325	2,050
Foreign currency re-measurement of contingent consideration	1,605	-	2,903	-
Impairment of intangible assets - Apica Structural Heart	4,479	-	4,479	-
Impairment of intangible assets - DuraHeart II	7,700	-	7,700	-
Income tax effect of non-GAAP adjustments	(4,378)	(3,265)	(14,532)	(14,506)
Net income on a non-GAAP basis	$ 21,424	$ 22,062	$ 79,666	$ 104,864

	Three Months Ended		Twelve Months Ended
Diluted net income per share reconciliation	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Diluted net income per share on a GAAP basis	$ 0.21	$ 0.23	$ 0.89	$ 1.26
Share-based compensation expense:
- Cost of product sales	0.02	0.01	0.05	0.04
- Selling, general and administrative	0.15	0.07	0.38	0.29
- Research and development	0.06	0.03	0.17	0.13
Amortization of purchased intangibles
- Cost of product sales	0.02	0.03	0.08	0.12
- Selling, general and administrative	0.01	0.01	0.04	0.05
- Research and development	0.00	0.00	0.01	0.01
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(0.12)	0.04	(0.11)	0.10
- Research and development	(0.13)	0.02	(0.16)	0.01
Acquisition-related transaction costs	-	-	0.04	0.04
Foreign currency re-measurement of contingent consideration	0.03	-	0.05	-
Impairment of intangible assets - Apica Structural Heart	0.08	-	0.08	-
Impairment of intangible assets - DuraHeart II	0.14	-	0.14	-
Income tax effect of non-GAAP adjustments	(0.08)	(0.06)	(0.26)	(0.25)
Diluted net income per share on a non-GAAP basis	$ 0.39	$ 0.38	$ 1.40	$ 1.80

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Shares used in calculation of diluted net income per share -- GAAP and non-GAAP	55,345	57,940	56,704	58,324

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	January 3, 2015		December 28, 2013		January 3, 2015		December 28, 2013

Gross profit on a GAAP basis	$ 83,506	65.3%	$ 81,652	63.7%	$ 316,145	66.2%	$ 339,269	67.5%
Share-based compensation expense	984		592		2,890		2,365
Amortization of intangibles	1,232		1,717		4,459		6,855
Impairment of intangible assets - Apica Structural Heart	4,479		-		4,479		-
Gross profit on a non-GAAP basis	$ 90,201	70.5%	$ 83,961	65.5%	$ 327,973	68.7%	$ 348,489	69.3%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Operating expenses on a GAAP basis	$ 67,741	$ 62,885	$ 246,207	$ 241,721
Share-based compensation expense:
- Selling, general and administrative	(8,484)	(4,217)	(21,790)	(16,897)
- Research and development	(3,254)	(1,962)	(9,629)	(7,735)
Amortization of purchased intangibles:
- Selling, general and administrative	(507)	(758)	(2,628)	(2,999)
- Research and development	(132)	(132)	(529)	(429)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	7,061	(2,019)	6,304	(5,865)
- Research and development	7,499	(782)	9,221	(849)
Acquisition-related transaction costs	(143)	(85)	(2,325)	(2,050)
Impairment of intangible assets - DuraHeart II	(7,700)	-	(7,700)	-
Operating expenses on a non-GAAP basis	$ 62,081	$ 52,930	$ 217,131	$ 204,897

The following table reconciles the specific items excluded from GAAP other income (expense) in the calculation of non-GAAP other income (expense) for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income (Expense)
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Other income (expense) on a GAAP basis	$ (1,522)	$ 312	$ (1,845)	$ 2,207
Foreign currency re-measurement of contingent consideration	1,605	-	2,903	-
Other income on a non-GAAP basis	$ 83	$ 312	$ 1,058	$ 2,207

The following table reconciles the GAAP income tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Income Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	January 3, 2015		December 28, 2013		January 3, 2015		December 28, 2013

Income Tax expense on a GAAP basis	$ 2,401	16.9%	$ 6,016	31.5%	$ 17,702	26.0%	$ 26,429	26.5%
Share-based compensation expense and other	4,765		1,515		13,296		9,092
Amortization of purchased intangibles	619		917		2,554		3,618
Acquisition-related contingent consideration adjustments	(4,926)		801		(5,969)		1,009
Acquisition-related transaction costs	67		32		525		787
Foreign currency re-measurement of contingent consideration	331		-		604		-
Impairment of intangible assets - Apica Structural Heart	560		-		560		-
Impairment of intangible assets - DuraHeart II	2,962		-		2,962		-
Income Tax expense on a non-GAAP basis	$ 6,779	24.0%	$ 9,281	29.6%	$ 32,234	28.8%	$ 40,935	28.1%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin		For Fiscal Year 2015

Gross margin on a GAAP basis		69.0%
Amortization of purchased intangibles		0.6%
Share-based compensation expense		0.9%
Gross margin on a non-GAAP basis		70.5%

Net income per diluted share reconciliation	For Fiscal Year 2015
	From		To

Net income per diluted share on a GAAP basis	$ 0.60		$ 0.70
Acquisition-related contingent consideration adjustments	0.02		0.02
Share-based compensation expense	0.44		0.44
Amortization of purchased intangibles	0.06		0.06
Tax rate effect on non-GAAP earnings	(0.02)		(0.02)
Net income per diluted share on a non-GAAP basis	$ 1.10		$ 1.20

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate II® LVAS (Left Ventricular Assist Systems) and Thoratec® VAD (Ventricular Assist Device) with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures the CentriMag® and PediMag®/PediVAS® product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2015 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "anticipates, " "plans," "likely," "should," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Senior Director of Treasury and Investor Relations, Thoratec Corporation, (925) 738-0029